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                                                                 Exhibit 3.1


(Restated as of January 27, 1995)
---------------------------------


                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                              NEW YORK BANCORP INC.



          FIRST:    The name of the Corporation is New York Bancorp Inc.
          -----
(hereinafter sometimes referred to as the "Corporation").

          SECOND:   The address of the registered office of the Corporation in
          ------
the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the

City of Wilmington, County of New Castle.  The name of the registered agent at that address is The Corporation Trust Company.

          THIRD:    The purpose of the Corporation is to engage in any lawful
          -----
act or activity for which a corporation may be organized under the General

Corporation Law of Delaware.

          FOURTH:
          ------

                    A. The total number of shares of all classes of  stock which the Corporation shall have authority to issue is thirty-two million

(32,000,000), consisting of:

                       (a) two million (2,000,000) shares of Preferred

     Stock, par value one cent ($.01) per share (the "Preferred Stock"); and

                       (b) thirty million (30,000,000) shares of Common Stock,

     par value one cent ($.01) per share (the "Common Stock").




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January 1994


                    B. The Board of Directors is authorized, subject to any

limitations prescribed by law, to provide for the issuance of the shares of preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a "Preferred Stock Designation"),  to establish from time to time the number of shares to be included in each such series, and to fix the designation,  powers,  preferences,  and rights of the shares of each such series and any  qualifications, limitations or restrictions  thereof.  The number of  authorized  shares of  Preferred  Stock may be increased or decreased

(but not below the number of shares thereof then outstanding) by the affirmative vote of the  holders of a majority  of the Common  Stock,  without a vote of the holders of the Preferred  Stock, or of any series thereof,  unless a vote of any such  holders  is  required  pursuant  to  the  terms  of  any  Preferred  Stock

Designation.

          FIFTH:    The following provisions are inserted for the management of
          ------
the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

                       (a) The business and affairs of the Corporation shall be

     managed by or under the direction of the Board of Directors.  In addition to the powers and authority expressly conferred upon them by Statute or by this Certificate of Incorporation or the By-laws of the


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January 1994


     Corporation, the  directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the

     Corporation.

                       (b) The directors of the Corporation need not be

     elected by written ballot unless the By-laws so provide.

                       (c) Any action  required or  permitted to be taken by the

     stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

                       (d) Special meetings of stockholders of the Corporation

     may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption)(the

     "Whole Board").

          SIXTH:
          ------

                    A.  The number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board.  The directors shall be divided into three classes,

as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the 1988 annual meeting of stockholders, the term of office of the second class to expire at the 1989



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annual meeting of stockholders and the term of office of the third class to expire at the 1990  annual  meeting of  stockholders.  At each annual meeting of  stockholders  following  such initial  classification  and election,

directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

                         B. Subject to the rights of the holders of any series

of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification,

removal from office or other cause may be filled only by a majority  vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires.

No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                         C. Advance notice of stockholder nominations for the

election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the ByLaws of the Corporation.

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                         D. Subject to the rights of the holders of any series

of Preferred Stock then outstanding, any directors, or the entire Board of

Directors, may be removed from office at any time, but only for cause and only by the affirmative  vote of the holders of at least 80 percent of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. "Cause" shall be defined as breach of fiduciary duty involving personal dishonesty,  intentional failure to perform stated duties as a director which results in substantial  loss to the company or willful violation of any law, rule,  regulation or final cease and desist order which results in substantial loss to the Corporation.

          SEVENTH:  The Board of  Directors  is  expressly  empowered to
          --------
adopt, amend or repeal By-laws of the Corporation.  Any adoption,  amendment or repeal of the By-laws of the Corporation by the Board of Directors shall require the approval of a majority of the Whole Board. The stockholders  shall also have power to adopt,  amend or repeal the By-laws of the Corporation.  In addition to any vote of the  holders  of any class or  series  of stock of this  Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the  holders  of at  least  80  percent  of  the  voting  power  of  all  of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a




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single class, shall be  required  to adopt,  amend or repeal any  provisions of the  By-laws of the Corporation.

          EIGHTH:
          -------

                        A. In addition to any affirmative vote required by law

or this Certificate of Incorporation, and except as otherwise expressly provided in this Section:

                           1. any merger or consolidation of the Corporation or

          any Subsidiary (as hereinafter defined) with (i) any Interested

          Stockholder (as hereinafter defined) or (ii) any other corporation

          (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

                           2. any sale, lease, exchange, mortgage, pledge,

          transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder, or any Affiliate of any Interested Stockholder, or 25% or more of the combined assets of the Corporation and its Subsidiaries; or

                           3. the issuance or transfer by the Corporation or any

          Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested

          Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof)

          having an aggregate Fair Market Value (as


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          hereinafter defined) equaling or exceeding 25% of the combined assets of the  Corporation  and its  Subsidiaries except  pursuant to an employee benefit plan of the Corporation or any Subsidiary thereof; or

                           4. the adoption of any plan or proposal for the

          liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested

          Stockholder; or

                           5. any reclassification of securities (including any

          reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its

          Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect,

          directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any

          Interested Stockholder;

shall require the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of stock of the Corporation entitled to vote in the election of directors (the "Voting Stock"), voting together as a single class.  Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser

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percentage  may be  specified, by law  or in any agreement with any national securities exchange or otherwise.

                  The term "Business Combination" as used in this Article EIGHTH shall mean any transaction which is referred to in any one or more of paragraphs

1 through 5 of Section A of this Article EIGHTH.

                       B.  The  provisions  of  Section  A of  this Article

EIGHTH shall not be applicable to any particular  Business  Combination, and such Business  Combination  shall require only the  affirmative  vote of the majority of the outstanding shares of capital stock entitled to vote, or such vote as is required by law, if all of the conditions specified in either of the following paragraphs 1 and 2 are met:

                              1. The Business Combination shall have been

          approved by a majority of the Disinterested Directors (as hereinafter defined).

                              2. All of the following conditions shall have been

          met:

                               (a) The  aggregate amount of the cash and the

             Fair Market Value as of the date of the  consummation of the

             Business Combination of consideration other than cash to be received per share by the holders of Common Stock in such Business

             Combination shall at least be equal to the higher of the following:

                                I. (if applicable) the Highest Per Share price

               (as hereinafter defined), including any brokerage


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               commission, transfer taxes and soliciting dealers' fees, paid by the Interested Stockholder for any shares of Common Stock

               acquired by  it (X) within the two-year period immediately prior to the first  public announcement of the proposal of the Business

               Combination (the "Announcement Date"), or (Y) in the transaction in which it  became an  Interested Stockholder, whichever is higher; and

                                II. the Fair Market Value per share of Common

               Stock on the Announcement Date or on the date on which the

               Interested Stockholder became an Interested Stockholder (such latter date is referred to in this Article EIGHTH as the

               "Determination Date"), whichever is higher.

                                (b) The aggregate amount of the cash and the

           Fair Market Value as of the date of the consummation of the Business

           Combination of consideration other than cash to be received per share by holders of shares of any class of outstanding Voting Stock other than Common Stock shall be at least equal to the highest of the following (it being intended that the requirements of this subparagraph (b) shall be required to be met with respect to every such class of outstanding Voting Stock, whether or not the Interested

           Stockholder has previously acquired any shares of a particular class of Voting Stock):


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                                I. (if applicable) the Highest Per Share Price

           (as hereinafter defined), including any brokerage commissions,

           transfer taxes and soliciting dealers' fees, paid by the Interested

           Stockholder for any shares of such class of Voting Stock acquired by it (X) within the two-year period immediately prior to the

           Announcement Date, or (Y) in the transaction in which it became an

           Interested Stockholder, whichever is higher;

                                II. (if applicable) the highest preferential

           amount per share to which the holders of shares of such class of

           Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the

           Corporation; and

                                III. the Fair Market Value per share of such

           class of Voting Stock on the Announcement Date or on the

           Determination Date, whichever is higher.

                                (c) The consideration to be received by holders

           of a particular class of outstanding Voting Stock (including Common

           Stock) shall be in cash or in the same form as the Interested

           Stockholder has previously paid for shares of such class of Voting

           Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number


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           of shares of such class of Voting Stock previously acquired by it.

           The price determined in accordance with subparagraph  B.2 of this

           Article EIGHTH shall be  subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

                                (d) After such interested Stockholder has become

           an Interested Stockholder and prior to the consummation of such

           Business Combination:(i) except as approved by a majority of the

           Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends

           (whether or not cumulative) on any outstanding stock having preference over the Common Stock as to dividends or liquidation;

           (ii) there shall have been (X) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (Y) an increase in such annual rate of dividends as necessary to reflect any reclassification

           (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure to so increase such annual rate is approved by a majority of the

           Disinterested Directors, and (iii) such Interested


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           Stockholder shall have not become the beneficial owner of any additional shares of  Voting Stock except as part of the transaction which results in such  Interested Stockholder becoming an Interested

           Stockholder.

                                (e) After such  Interested  Stockholder has

           become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances,

           guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                                (f) A proxy or information statement describing

           the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination

           (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

                       C.  For the purposes of this Article EIGHTH:

                           1. A "Person" shall include an individual, a group

        acting in concert, a corporation, a partnership, an


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        association, a joint  venture, a pool, a joint stock company, a trust,

        an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities.

                           2. "Interested Stockholder" shall mean any person

        (other than the Corporation or any Holding Company or Subsidiary thereof) who or which:

                                (a) is the beneficial owner, directly or

          indirectly, of more than 10% of the voting power of the outstanding

          Voting Stock ; or

                                (b) is an Affiliate of the Corporation and at

          any time within the two-year period  immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Stock ; or

                                (c) is an assignee of or has otherwise succeeded

          to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the

          Securities Act of 1933.

                              3. A person shall be a "beneficial owner" of any

        Voting Stock:


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                                (a) which such person or any of its Affiliates

          or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

                                (b) which such person or any of its Affiliates

          or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding;

          or
                                (c) which are beneficially owned, directly or

          indirectly by any other person with which such person or any of its

          Affiliates or Associates has any agreement, arrangement or understanding for the purposes of acquiring, holding, voting or disposing of any shares of Voting Stock.

                              4. For the purpose of determining whether a person

          is an Interested Stockholder pursuant to paragraph 2 of this

          Section C, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of

          Paragraph 3 of this Section C but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement,

          arrangement or understanding, or upon exercise of conversion rights,

          warrants or options, or otherwise.


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                              5. "Affiliate" and "Associate" shall have the

          respective meanings ascribed to such terms in Rule l2b-2 of the

          General Rules and Regulations under the Securities Exchange Act of

          1934, as in effect on January 1, 1987.

                              6. "Subsidiary" means any corporation of which a

          majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph 2 of this Section C, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

                              7. "Disinterested Director" means any member of

          the Board of Directors who is unaffiliated with the Interested

          Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder,

          and any successor of a Disinterested Director who is unaffiliated with the Interested Stockholder and is recommended to succeed a

          Disinterested Director by a  majority of Disinterested Directors then on the Board of Directors.

                              8. "Fair Market Value" means: (a) in the case of

          stock, the highest closing sales price of the stock during the 30-day period immediately preceding the date in question of a share of such stock on the National


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          Association of Securities Dealers Automated Quotation System or any

          system  then in use,  or, if such stock is  admitted to trading on a principal United States  securities exchange registered under the

          Securities Exchange Act of 1934, Fair Market  Value shall be  the highest sale price reported during the 30-day  period preceding the date in question. If no such quotations are available, the Fair Market

          Value on the date in question of a share of such stock as determined by the Board of Directors in good faith, in each case with respect to any class of stock, appropriately adjusted far any dividend or distribution in shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock, and (b) in the case of property other than cash or stock, the Fair Market Value of such property on the date in question as determined by the Board of Directors in good faith.

                              9. Reference to "Highest Per Share Price" shall in

          each case with respect to any class of stock reflect an appropriate adjustment for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock.


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                              10. In the event of any  Business  Combination  in

          which the Corporation survives, the phrase "other consideration to be received" as used in Subparagraphs (a) and (b) of Paragraph 2 of

          Section B of this Article EIGHTH shall include the shares of Common

          Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

                       D. A majority of the Directors of the Corporation shall

have the power and duty to determine for the purposes of this Article EIGHTH, on the basis of information known to them after reasonable inquiry, (a) whether a person is an Interested Stockholder; (b) the number of shares of Voting Stock beneficially owned by any person; (c) whether a person is an Affiliate or

Associate of another; and (d) whether the assets which are the subject of any

Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business

Combination has an aggregate Fair Market Value equaling or exceeding 25% of the combined assets of the Corporation and its Subsidiaries.  A majority of the

Directors shall have the further power to interpret all of the terms and provisions of this Article EIGHTH.

                       E. Nothing contained in this Article EIGHTH shall be

construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.


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                       F. Notwithstanding any other provisions of this

Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law,

this Certificate of Incorporation or any Preferred Stock Designation, the

affirmative vote of the holders of at least 80 percent of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal this Article EIGHTH.

          NINTH:    The Board of Directors of the Corporation, when
          ------
evaluating any offer of another Person (as defined in Article EIGHTH hereof) to

(A) make a tender or exchange offer for any equity security of the Corporation,

(B) merge or consolidate the Corporation with another corporation or entity or

(C) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, shall, in connection with the exercise of its judgment in determining what is in the best interest of the Corporation and its stockholders, give due consideration to all relevant factors, including, without limitation, the social and economic effect of acceptance of such offer on the

Corporation's present and future customers and employees and those of its

Subsidiaries (as defined in Article EIGHTH hereof ); on the communities in which the Corporation and its Subsidiaries operate or are located; on the ability of the Corporation to fulfill its corporate objectives as a bank holding


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company and on the ability of its subsidiary bank to fulfill the objectives of a federally-chartered stock form savings bank under applicable statutes and regulations.

          TENTH:       A. Each person who was or is made a party or is
          ------
threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative

("proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of this

Corporation or is or was serving at the request of this Corporation as a director, officer, employee or agent of another corporation or of a partnership,

joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by this Corporation to the fullest extent authorized by the General Corporation Law of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits this Corporation to provide broader  indemnification rights than said Law permitted this Corporation to provide prior to such amendment) against all expenses, liability and loss (including attorneys' fees,

judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement)


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reasonably incurred or suffered by such person in  connection therewith and such indemnification shall continue as to a person who has ceased to be a director,

officer, employee or agent and shall inure to the benefit of his or her heirs,

executors and administrators; provided, however, that this Corporation shall
                              -----------------

indemnify any such person seeking indemnity in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action,

suit or proceeding (or part thereof) was authorized by the Board of Directors of this Corporation. Such right shall be a contract right and shall include the right to be paid by this Corporation expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, the
                                                -----------------

payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer,

including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to this Corporation of an undertaking, by or on behalf of such director or officer,

to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Article or otherwise.

                       B.  If a claim under Section A is not paid in full by

this Corporation within ninety (90) days after a written claim has been received by this Corporation, the claimant may at


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January 1994


any time thereafter bring suit against this Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to this

Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of Delaware for this

Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on this Corporation. Neither the failure of this

Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the

General Corporation Law of Delaware, nor an actual determination by this

Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct,

shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

                       C. The rights conferred on any person by Sections A and B

shall not be exclusive of any other right which such person may have or hereafter acquire under any statute,


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provision of this Certificate of Incorporation, By-law of this Corporation,

agreement, vote of stockholders or disinterested directors or otherwise.

                       D. This Corporation may maintain insurance, at its

expense, to protect itself and any such director, officer, employee or agent of this Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not this Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

          ELEVENTH:  A director of this Corporation shall not be personally
          ---------

liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General

Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this article to authorize corporate action further eliminating or limiting the personal liability of directors,

then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law,

as so amended.


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               Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

          TWELFTH:  The Corporation reserves the right to amend or repeal
          --------
any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that,
                                                      -----------------

notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might  otherwise  permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this

Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class,

shall be required to amend or repeal this Article TWELFTH, clauses (c) or (d) of

Article FIFTH, Article SIXTH, Article SEVENTH, Article EIGHTH or Article TENTH.

          THIRTEENTH: The name and mailing address of the sole incorporator are
          -----------
as follows:

Name                          Mailing Address
----                          ---------------

John F. Grossbauer            12th & Market Streets

                              Wilmington, Delaware 19801



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